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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of 4th day of September, 2002, between Harrah's Entertainment, Inc., with offices at One Harrah's Court, Las Vegas, Nevada (the "Company"), and Philip G. Satre ("Executive").

     The Company and Executive agree as follows:

     1.   INTRODUCTORY STATEMENT

          The Company desires to secure the services of Executive as Chairman of the Board effective January 1, 2002, and Executive is willing to execute this Agreement with respect to his employment. This Agreement is effective on September 4, 2002, and shall expire January 1, 2005, subject to the terms and conditions herein.

     2.   AGREEMENT OF EMPLOYMENT

          The Company agrees to, and hereby does, employ Executive, and Executive agrees to, and hereby does accept, employment by the Company, as Chairman of the Board effective January 1, 2003, pursuant to the provisions of this Agreement and of the bylaws of the Company, and subject to the control of the Board of Directors ("Board"). It is understood that Executive's position as Chairman of the Board is subject to his yearly re-election to this position by the Board. (See paragraph 7 herein for Executive's rights if such re-election does not occur during the term of this Agreement.) Executive's position as Chairman of the Board is also subject to his remaining a member of the Board. From the period of September 4, 2002, through December 31, 2002, Executive will continue performing his duties as Chief Executive Officer and Chairman of the Board.

     3.   EXECUTIVE'S OBLIGATIONS

          During the period of his service as Chairman of the Board under this Agreement, Executive shall devote a sufficient amount of his time and energy during business hours, faithfully and to the best of his ability with other Directors, to review and approve policies and strategies; prepare for and chair all regular and special Board meetings; act as Chairman of Executive Committee of the Board; act as an advisor and mentor to the new Chief Executive Officer; and perform other services as requested by the Company's Board. Executive will also serve as the Company's representative as a director for several companies as well as at times represent the Company at customer and employee events.

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     4.   COMPENSATION

          Effective January 1, 2003, the Company shall pay to Executive a salary at the rate of $500,000.00 per year, in equal bi-weekly installments for the term of the Agreement. The Human Resources Committee of the Board (or any successor committee responsible for setting compensation levels for Executives, the "HRC") shall, in good faith discretion, review the salary of Executive, on an annual basis, with a view to consideration of appropriate merit increases, if any, in such salary. There will be no diminution of the above compensation except as provided in this Agreement. During the term of this Agreement, Executive will not be eligible for any additional bonuses, stock option grants, or other long term compensation. All payments shall be subject to Executive's chosen benefit deductions and the deduction of payroll taxes and similar assessments as required by law.

          Executive will use the Company's aircraft or charter aircraft for security purposes for himself and his family for business and personal travel (with standard charges for family members and for non-Company business usage), based on availability. Executive will also be entitled to be reimbursed for first class travel or charter aircraft travel expenses.

          If Executive dies or resigns pursuant to this Agreement or pursuant to any other agreement between the Company and Executive providing for such resignation during the period of this Agreement, service for any part of the month in which any such event occurs shall be considered service for the entire month.

          Executive will be provided appropriate office space, as well as dedicated secretarial support, in Reno, Nevada. Executive will also receive dedicated office space only in Las Vegas, Nevada.

     5.   BENEFITS

          5.1   HEALTH INSURANCE

                Executive will receive the regular group health plan (medical, dental, vision) provided to senior officers, which may be subject to change during the term of the Agreement. Executive will be required to contribute to the cost of the basic plan in the same manner as other senior officers. Executive will receive no less favorable a health plan than other senior officers.

          5.2   SHORT TERM AND LONG TERM DISABILITY BENEFITS

                During the term of this Agreement, Executive will be eligible to receive the normal long term coverage paid by the Company to its senior executives.

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          5.3   LIFE INSURANCE

                During the term of this Agreement, Executive will also receive Company paid group life insurance in the same amount as in effect for Executive on December 31, 2002.

          5.4   RETIREMENT PLAN

                Executive will also be eligible during the term of the Agreement to participate in the Company's 401(k) Plan, as may be modified or changed, as well as its Executive Supplemental Savings Plan (ESSP), as may be modified or changed from time to time, in the same manner as other senior officers of the Company. Executive is also fully vested at the retirement rate in Executive Deferred Compensation Plan (EDCP), but not allowed to contribute any new deferral.

          5.5   LONG TERM COMPENSATION

                Executive will not be eligible for any additional long term compensation benefits, and all unvested options previously granted to Executive, to the extent they are unvested, will vest on his last day of employment, January 1, 2005, and may be exercised per plan rules.

          5.6   FINANCIAL COUNSELING

                Executive will also receive during the term of the Agreement Fifteen Thousand Dollars ($15,000) per year of the Agreement for financial counseling. Any unused portion will not carry over to the following year.

     6.   TERMINATION FROM EMPLOYMENT

          6.1 Except as otherwise provided in this Agreement, the date of Executive's termination from employment shall be January 1, 2005.

          6.2 After the date of Executive's termination from employment at any time (including termination or resignation prior to January 1, 2005, if that should occur), he will be entitled to participate for his lifetime in the Company's group health insurance plans applicable to corporate executives, including family coverage as applicable (medical, dental and vision coverage). His group health insurance benefits after any termination of employment will not be less than those offered to corporate officers of the Company, and he will be entitled to any later enhancements in such benefits. However, during the Life Coverage Period, Executive shall pay twenty percent (20%) of the current premium (revised annually) on an after-tax basis each quarter, and the Company shall pay eighty percent (80%) of said premium on an after-tax basis, which contribution will be imputed income to Executive. As soon after the end of Executive's full-time active employment status as Executive becomes eligible for Medicare coverage, the Company's group health insurance plan shall become secondary to

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Medicare. His benefits will be the same as normally provided to other retired management directors pursuant to the policy adopted by the HRC on October 26, 1990 (except to the extent he voluntarily elects not to participate in any plan).

     7.   TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

          7.1 The Board reserves the right to terminate Executive from his then current position Without Cause at any time upon at least three (3) months prior written notice, except as provided below. The failure of the Board to elect Executive as Chairman of the Board during the annual election of officers shall also be deemed termination Without Cause for purposes of this Agreement unless, before the election, the Board has sent written notice initiating Termination for Cause as provided in paragraph 12.1, and Executive is thereafter terminated for Cause. Executive reserves the right to resign his position for Good Reason (as defined in paragraph 12.2 herein) by giving the Company thirty
(30) days written notice which states the basis for such Good Reason.

          7.2 Upon Executive's termination Without Cause or resignation from his position for Good Reason as described in paragraph 7.1 above:

                (a) Executive will receive salary continuation for up to two (2) years beginning on the date of such termination and continuing to no later than January 1, 2005, when terminated Without Cause or the resignation is for Good Reason (the "Transition Period"). All unvested stock options, to the extent unvested, will vest on January 1, 2005. If a Change in Control, as defined in Executive's Severance Agreement, occurs during the Transition Period, all unvested stock options will vest.

                (b) Executive will continue to receive his then-current salary rate and the right to participate in the Company's benefit plans, in accordance with paragraph 5.1, during the Transition Period.

     8.   TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON

          8.1 The Board will have the right to terminate Executive at any time from his then-current positions For Cause (as defined in paragraph 12.1 herein). Executive shall resign from the Board promptly after the Company's request in the event Executive is so terminated, or Executive resigns with or without Good reason.

          8.2 If Executive is terminated For Cause, or if he Resigns his position without Good Reason, then: (a) all of his rights and benefits under this Agreement shall thereupon terminate and his employment shall be deemed terminated on the date of such termination or resignation; (b) he shall be entitled to all accrued rights, payments and benefits vested or paid on or before such date under the Company's plans and programs, but unvested stock options or unvested restricted stock will be forfeited; (c) his right to exercise vested stock options will expire at 11:59 p.m. PST on the date of such termination or resignation, and all stock options not so exercised will be forfeited;

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(d) his Indemnification Agreement will continue in force; (e) the Escrow
Agreement, if then in force, will continue in force, unless such agreement is thereafter amended or terminated pursuant to its terms; (f) he will be entitled to the lifetime group insurance benefits described in paragraph 6.2 above, except that any future amendments to such benefits shall apply to him in the same manner as such amendments apply to other employees; and (g) his Severance Agreement and all rights thereunder will terminate as of such termination or resignation date, unless a Change in Control or Potential Change in Control (as such terms are defined in the Severance Agreement) has occurred prior to such termination or resignation date. Notwithstanding anything to the contrary set forth in this paragraph, Executive's rights do not extend past the term of the Agreement, January 1, 2005.

                If Executive's Severance Agreement is in force upon a Change in Control (as defined in the Severance Agreement), the provisions of this paragraph 8.2 will not be applicable if he resigns (for or without Good Reason) within two (2) years after the Change in Control. In the event of such resignation after a Change in Control, he will be entitled to the payments, rights and benefits as provided in paragraph 11 below.

     9.   DEATH

          In the event of Executive's death prior to January 1, 2005, during his employment under this Agreement, his salary and all rights and benefits under this Agreement will terminate, and his estate and beneficiary(ies) will receive the benefits they are entitled to under the terms of the Company's benefit plans and programs by reason of a participant's death during active employment, including applicable rights and benefits under the Company's stock plans. Notwithstanding anything to the contrary contained in the plan documents or this paragraph, upon Executive's death, all of Executive's options will vest. The Escrow Agreement, if then in force, will continue in force (subject to its amendment or termination in accordance with its terms) for the benefit of Executive's beneficiaries until his deferred compensation accounts are paid in full, and Executive's Indemnification Agreement will continue in force for the benefit of his estate. If Executive dies during the Transition Period, all of the provisions of the previous sentences apply, except that the remaining salary will be paid in a lump sum to his estate.

     10.  DISABILITY

          In the event of Executive's disability (as defined below) prior to January 1, 2005, during his employment, he will be entitled to apply, at his option, for the Company's long-term disability benefits. If he is accepted for such benefits, then the terms and provisions of the Company's benefit plans and programs (Stock Option and Restricted Stock Plan) that are applicable in the event of such disability of an employee shall apply in lieu of the salary and benefits under this Agreement, except that: (a) the Escrow Agreement (if then in force) and his Indemnification Agreement will continue in force (subject to amendment or termination in accordance with their terms); and (b) he

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will be entitled to the lifetime group insurance benefits described in paragraph
6.2. If Executive is disabled so that he cannot perform his duties (as determined by the HRC), and if he does not apply for long-term disability benefits or is not accepted for such benefits, then the Board may terminate his duties under this Agreement. For purposes of this Agreement, disability will be the inability of Executive, with or without a reasonable accommodation, to perform the essential functions of his job, as determined by the HRC. In such event, he will receive two (2) years salary continuation (offset by any long term disability benefits to which he is entitled), together with all other benefits, and during such period of salary continuation, any stock options and restricted stock then in existence will continue in force for vesting purposes. However, during such period of salary continuation for disability, Executive will not be eligible to participate in the annual bonus plan, nor will he be eligible to receive new stock option grants or any other long-term incentive awards except to the extent approved by the HRC. Not withstanding anything to the contrary contained in this paragraph, all the Company's obligations to Executive, including salary continuation, will cease as of January 1, 2005.

     11.  CHANGE IN CONTROL

          Except as provided in paragraph 7.2, if a Change in Control as defined in Executive's Severance Agreement occurs prior to Executive's termination of employment, and if the Severance Agreement is in force when the Change in Control occurs, then, upon his termination or voluntary or involuntary resignation within two (2) years after the Change in Control (prior to January 1, 2005, due to expiration of this Agreement), except if his termination of employment is for "Cause," "Disability" or "Retirement" as set forth in the Severance Agreement, he will be entitled to all the rights, payments and benefits provided under his Severance Agreement, including the benefits that the Severance Agreement provides with respect to the benefit plans and programs of the Company resulting from his termination or voluntary resignation, in lieu of the rights and benefits that would otherwise apply under this Agreement by virtue of his termination or resignation; PROVIDED that: (a) the Escrow Agreement (if then in force and subject to amendment or termination in accordance with its terms) and his Indemnification Agreement will continue in force; and (b) he will be entitled to the lifetime group insurance benefits described in paragraph 6.2. Executive acknowledges the HRC is conducting a review of the severance agreements with respect to calendar year 2003. Accordingly, Executive and Company agree that, notwithstanding any language contained in Executive's Severance Agreement, timely notice under the Severance Agreement for the year 2003 will be September 30, 2002.

     12.  DEFINITIONS OF CAUSE AND GOOD REASON

          12.1(a)   For purposes of this Agreement, "Cause" shall mean:

                    (i) the willful failure of Executive to perform Executive's duties with the Company (as described in paragraph 3) or to follow a lawful directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to Executive by the

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Board which specifically identifies the manner in which the Board believes that
Executive has not performed Executive's duties or to follow a lawful directive and Executive is given a reasonable opportunity (not in excess of thirty (30) days) to cure any such failure to perform, if curable;

                    (ii) (A) any intentional act of fraud, or embezzlement or theft by Executive, in each case, in connection with Executive's duties hereunder or in the course of Executive's employment hereunder or (B) Executive's admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case, against the Company.

          12.1(b)   Termination by the Company of this Agreement for "Cause"
shall also include Executive being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, and North Carolina.

          12.1(c)   Termination by the Company of this Agreement for "Cause"
shall also include (i) Executive's willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to the Company, or (ii) a final judicial order or determination prohibiting Executive from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the New York Stock Exchange.

          For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company, provided Executive has disclosed all material facts to the Board or such counsel. The cessation of employment of Executive shall not be deemed to be for Cause, pursuant to this paragraph 12.1(a), unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in paragraphs 12.1(a)(i)(ii), 12.1(b), or 12.1(c) and specifying the particulars thereof in detail; PROVIDED, that as Executive is a member of the Board, Executive shall not vote on such resolution nor shall Executive be counted in determining the "entire membership" of the Board.

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          12.2  GOOD REASON. "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (d), (e), (f) or (g), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Executive notifying the Company of his resignation for Good
Reason:

                (a) The assignment to Executive of any duties inconsistent materially with his status as Chairman of the Board of the Company or a substantial adverse alteration in the nature or status of his responsibilities;

                (b) A reduction by the Company in his annual base salary of Five Hundred Thousand Dollars ($500,000.00) or as the same may be increased from time to time pursuant to paragraph 4 hereof;

                (c) The relocation of the Company's principal employee offices from Las Vegas, Nevada, to a location more than fifty (50) miles from such offices, or the Company's requiring Executive either: (i) to be based anywhere other than the location of the Company's principal offices in Las Vegas (except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations); or (ii) to relocate his primary residence from Reno to Las Vegas;

                (d) The failure by the Company to pay to him any material portion of his current compensation, except pursuant to a compensation deferral elected by Executive, or deferral compensation required by this Agreement, or to pay to Executive any material portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

                (e) Except as permitted by this Agreement, the failure by the Company to continue in effect any compensation plan in which Executive is participating on the date of this Agreement which is material to Executive's total compensation, including but not limited to, the Company's ESSP, or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants at Executive's grade level;

                (f) The failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by him under the S&RP and the life insurance, medical, health and accident, and disability plans in which Executive is participating on the date of this Agreement, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive

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Executive of any material fringe benefit enjoyed by Executive on the date of this Agreement, except as permitted by this Agreement; or

          Notwithstanding any provision of this Agreement to the contrary, in the event Executive is no longer Chairman of the Board or of Executive Committee because he is not re-nominated or re-elected to the Board in 2004, or as a result of the requirement that the Company's Chairman of the Board or Executive Committee be an "outside" or "independent" director under listing rules, laws or regulations, or a change in Company policy adopted by the HRC, such occurrences shall not constitute "Good Reason" hereunder. If Executive is not able to serve as Chairman, but re-elected to the Board, he will continue as a Director on the same terms set forth herein. If Executive is not re-nominated or re-elected to the Board in 2004, he continues as an employee on the same terms set forth herein.

          Executive's right to terminate his employment pursuant to this Agreement for Good Reason shall not be affected by Executive's incapacity due to physical or mental illness. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          Notwithstanding any provision in this Agreement to the contrary, in the event Executive's active employment as an Executive officer with the Company, or its direct or indirect subsidiaries, terminates For Cause or Executive ceases employment Without Good Reason, stock options granted to Executive which are unvested on the date of such termination of active employment will be forfeited as of 11:59 p.m. PST on such date.

     13.  NON-COMPETITION AGREEMENT

          13.1 For a period of two (2) years after Executive's active employment (which, for purposes of this paragraph 13.1, shall not include the salary continuation period under paragraph 7.2(a)) with the Company or a direct or indirect subsidiary ends, he will not, directly or indirectly, solicit or recruit any employee of the Company or of any of its direct or indirect subsidiaries, and he will not engage in any activity, including development activity, whether as an employee, consultant, director, investor, contractor, or otherwise, directly or indirectly, in the casino, casino/hotel, or casino/hotel/resort business including the development of such business, in the United States, Canada or Mexico that is competitive with any business that the Company or its direct or indirect subsidiaries are engaged (as owner, manager, consultant, licensor, partner, or otherwise) in at the time such employment ends, except with the prior specific approval of the Company. Executive acknowledges that the restrictions are reasonable as to both time and geographic scope, as the Company competes for customers with all gaming establishments in these areas.

          13.2 If Executive breaches any of the covenants in paragraph 13.1, then the Company may terminate any of his rights under this Agreement upon thirty (30) days written notice, whereupon all of the Company's obligations under this Agreement

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shall terminate (including, without limitation, the right to lifetime group insurance) without further obligation to him except for obligations that have been paid, accrued or are vested as of or prior to such termination date. In addition, the Company shall be entitled to enforce any such covenants, including obtaining monetary damages, specific performance and injunctive relief.

          13.3 Executive will not, at any time prior to two (2) years from the end of Executive's active employment status (which, for purposes of this Agreement, shall not include the time period Executive is receiving salary continuation under paragraph 7.2(a)), directly or indirectly induce, persuade or attempt to induce or persuade, any salary grade 20 or higher employee of the Company, or its subsidiaries, to leave or abandon employment with the Company, its subsidiaries or affiliates, for any reason whatsoever.

          13.4. Executive will not, from the end of his active full-time active employment, communicate with employees, customers, or suppliers of the Company, or its subsidiaries or affiliates of the Company or any principals or employee thereof, or any person or organization in any manner whatsoever that is detrimental to the interest of the Company, its subsidiaries or affiliates. Executive further agrees from the end of his active full-time employment not to make statements to the press or general public with respect to the Company or its subsidiaries or affiliates that are detrimental to the Company, its subsidiaries, affiliates or employees without the express written prior authorization of the Company. Notwithstanding the foregoing, Executive shall not be prohibited at the expiration of the non-competition period from pursuing his own business interests which may conflict with the interests of the Company.

          13.5 Executive and Company each intends and agrees that if, in any action before any court, agency or arbitration tribunal, legally empowered to enforce the covenants in this paragraph 13, any term, restriction, covenant or promise contained therein is found to be unreasonable and, accordingly, unenforceable, then such terms, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          13.6 Should any court, agency or arbitral tribunal legally empowered to enforce the covenants contained in this paragraph 13 fail or refuse to enforce the terms, restrictions covenants or promises herein (except if it has been modified to make it enforceable): (i) the Company will not be obligated to pay Executive the consultant payments contained in the Agreement (except for required benefits under benefit plans), and (ii) Executive will also reimburse the Company any consultant payments received, as well as any reasonable costs, and attorney fees to secure such repayments.

     14.  CONFIDENTIALITY

          14.1 Executive's position with the Company will or has resulted in his exposure and access to confidential and proprietary information which he did not have

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access to prior to holding the position, which information is of great value to the Company and the disclosure of which by him, directly or indirectly, would be irreparably injurious and detrimental to the Company. During his term of employment and without limitation thereafter, Executive agrees to use his best efforts and to observe the utmost diligence to guard and protect all confidential or proprietary information relating to the Company from disclosure to third parties. Executive shall not at any time during and after the end of his active employment, make available, either directly or indirectly, to any competitor or potential competitor of the Company or any of its subsidiaries, or their affiliates or divulge, disclose, communicate to any firm corporation or other business entity in any manner whatsoever, any confidential or proprietary information covered or contemplated by this Agreement, unless expressly authorized to do so by the Company in writing.

          14.2 For the purpose of this Agreement, "Confidential Information" shall mean all information of the Company, its subsidiaries and affiliates, relating to or useful in connection with the business of the Company, its subsidiaries, affiliates, whether or not a "trade secret" within the meaning of applicable law, which at the time of Executive's initial employment is not generally known to the general public and which has been or is from time to time disclosed to or developed by Executive as a result of his employment with the Company. Confidential Information includes, but is not limited to the Company's product development and marketing programs, data, future plans, formula, food and beverage procedures, recipes, finances, financial management systems, player identification systems (Total Rewards), pricing systems, client and customer lists, organizational charts, salary and benefit programs, training programs, computer software, business records, files, drawings, prints, prototyping models, letters, notes, notebooks, reports, and copies thereof, whether prepared by him or others, and any other information or documents which Executive is told or reasonably ought to know that the Company regards as confidential.

          14.3 Executive agrees that upon separation of employment for any reason whatsoever, he shall promptly deliver to the Company all confidential information, including but not limited to, documents, reports, correspondences, computer printouts, work papers, files, computer lists, telephone and address books, rolodex cards, computer tapes, disks, and any and all records in his possession (and all copies thereof) containing any such confidential information created in whole or in part by Executive within the scope of his employment, even if the items do not contain confidential information.

          14.4 Executive shall also be required to sign a non-disclosure or confidentiality agreement. Such an agreement shall also remain in full force and effect, PROVIDED THAT, in the event of any conflict between any such agreement(s) and this Agreement, this Agreement shall control.

          14.5 This paragraph and any of its provisions will survive Executive's separation of employment for any reason.

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     15.  INJUNCTIVE RELIEF

          Executive acknowledges and agrees that the terms provided in paragraphs 13 and 14 are the minimum necessary to protect the Company, its affiliates and subsidiaries, its successors and assigns in the use and enjoyment of the confidential information and the good will of the business of the Company. Executive further agrees that damages cannot fully and adequately compensate the Company in the event of a breach or violation of the restrictive covenants (confidential information and non-competition) and that without limiting the right of the Company to pursue all other legal and equitable remedies available to it, that the Company shall be entitled to injunctive relief, including but not limited to a temporary restraining order, temporary injunction and permanent injunction, to prevent any such violations or any continuation of such violations for the protection of the Company. The granting of injunctive relief will not act as a waiver by the Company to pursue any and all additional remedies.

     16.  POST EMPLOYMENT COOPERATION

          Executive agrees that upon separation for any reason from the Company, Executive will cooperate in assuring an orderly transition of all matters being handled by him. Upon the Company providing reasonable notice to him, he will also appear as a witness at the Company's request and/or assist the Company in any litigation, bankruptcy or similar matter in which the Company or any affiliate thereof is a party or otherwise involved. The Company will defray any reasonable out-of-pocket expenses incurred by Executive in connection with any such appearance. In connection thereof, the Company agrees to indemnify Executive as prescribed in Article Tenth of the Certificate of Incorporation, as amended, of HET.

     17.  RELEASE

          Upon the termination of Executive's active full-time employment, and in consideration of the receipt of the salary and benefits described in this Agreement, except for claims arising from the covenants, agreements, and undertakings of the Company as set forth herein and except as prohibited by statutory language, Executive will sign an agreement which forever and unconditionally waives, and releases Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., their subsidiaries and affiliates, and their officers, directors, agents, benefit plan trustees, and employees ("Released Parties") from any and all claims, whether known or unknown, and regardless of type, cause or nature, including but not limited to claims arising under all salary, vacation, insurance, bonus, stock, and all other benefit plans, and all state and federal anti-discrimination, civil rights and human rights laws, ordinances and statutes, including Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act, concerning his employment with Harrah's Entertainment, Inc., its subsidiaries and affiliates, and the cessation of that employment.

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     18.  ASSUMPTION OF AGREEMENT ON MERGER, CONSOLIDATION OR SALE OF ASSETS

          In the event the Company agrees to (i) enter into any merger or consolidation with another company in which the Company is not the surviving company; or (ii) sell or dispose of all or substantially all of its assets, and the company which is to survive fails to make a written agreement with Executive to either: (1) assume the Company's financial obligations to Executive under this Agreement; or (2) make such other provision for Executive as is satisfactory to Executive, then Executive shall have the right to resign For Good Reason as defined under this Agreement.

     19.  ASSURANCES ON LIQUIDATION

          The Company agrees that until the termination of this Agreement as above provided, it will not voluntarily liquidate or dissolve without first making a full settlement or, at the discretion of Executive, a written agreement with Executive satisfactory to and approved by him in writing, in fulfillment of or in lieu of its obligations to him under this Agreement.

     20.  AMENDMENTS

          This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto.

     21.  ASSIGNMENT

          21.1 Except as otherwise provided in paragraph 21.2, this Agreement cannot be assigned by either party hereto, except with the written consent of the other. Any assignment of this Agreement by either party shall not relieve such party of its or his obligations hereunder.

          21.2. The Company may elect to perform any or all of its obligations under this Agreement through its wholly-owned subsidiary, Harrah's Operating Company, Inc., or another subsidiary, and if the Company so elects, Executive will be an employee of Harrah's Operating Company, Inc., or such other subsidiary. Notwithstanding any such election, the Company's obligations to Executive under this Agreement will continue in full force and effect as obligations of the Company, and the Company shall retain primary liability for their performance.

     22.  BINDING EFFECT

          This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Company.

     23.  GOVERNING LAW

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          This Agreement shall be governed by the laws of the State of Nevada as to all matters, including but not limited to matters of validity, construction, effect and performance.

     24.  JURISDICTION

          Any judicial proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any agreement identified herein may be brought only in state or federal courts of the State of Nevada, and by the execution and delivery of this Agreement, each of the parties hereto accepts for themselves the exclusive jurisdiction of the aforesaid courts and irrevocably consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such proceedings, waives any objection to venue laid therein and agrees to be bound by the judgment rendered thereby in connection with this Agreement or any agreement identified herein.

     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name and on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized.


                                        /s/ PHILIP G. SATRE
                                        -----------------------------------
                                        Philip G. Satre


                                        Harrah's Entertainment, Inc.


                                        By /s/ STEPHEN H. BRAMMELL
                                           --------------------------------
                                        Its: Senior Vice President

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